Marshall Funds, Inc. d/b/a BMO Funds

Exhibit 12(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, John M. Blaser, Principal Executive Officer of Marshall Funds, Inc. d/b/a BMO Funds, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended August 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ John M. Blaser
John M. Blaser
President
(Principal Executive Officer)
Date: October 23, 2012

I, Timothy M. Bonin, Principal Financial Officer of Marshall Funds, Inc. d/b/a BMO Funds, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended August 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Timothy M. Bonin
Timothy M. Bonin
Treasurer
(Principal Financial Officer)
Date: October 23, 2012

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Marshall Funds, Inc. d/b/a BMO Funds for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to Marshall Funds, Inc. d/b/a BMO Funds and will be retained by Marshall Funds, Inc. d/b/a BMO Funds and furnished to the Securities and Exchange Commission or its staff upon request.